UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of report (Date of earliest event reported): January 7, 2011

TENET HEALTHCARE CORPORATION

(Exact Name of Registrant as Specified in Charter)

Nevada	1-7293	95-2557091
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1445 Ross Avenue, Suite 1400

Dallas, Texas 75202

(Address of Principal Executive Offices)

Registrant’s telephone number, including area code: (469) 893-2200

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☒	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry into a Material Definitive Agreement.

On January 7, 2011, the Board of Directors (the “Board”) of Tenet Healthcare Corporation, a Nevada corporation (the “Company”), declared a dividend of one preferred share purchase right (each, a “Right”) for each outstanding share of common stock, par value $.05, of the Company. The dividend is payable on January 17, 2011 to our stockholders of record as of the close of business on January 17, 2011.

The following is a summary description of the Rights. This summary is intended to provide a general description only and is subject to the detailed terms and conditions of the Section 382 Rights Agreement, dated as of January 7, 2011, between the Company and The Bank of New York Mellon, as Rights Agent (the “Rights Agreement”), a copy of which is attached to this Current Report on Form 8-K as Exhibit 4.1, which is incorporated herein by reference. All capitalized terms used herein but not defined herein shall have the meanings ascribed to such terms in the Rights Agreement.

Our Board adopted the Rights Agreement in an effort to protect stockholder value by attempting to diminish the risk that our ability to use our net operating losses (collectively, the “NOLs”) to reduce potential future federal income tax obligations may become substantially limited. We have substantial NOLs. Under the Internal Revenue Code and regulations promulgated by the U.S. Treasury Department, we may “carry forward” these NOLs in certain circumstances to offset any current and future taxable income and thus reduce our federal income tax liability, subject to certain requirements and restrictions. To the extent that the NOLs do not otherwise become limited, we believe that we will be able to carry forward a significant amount of NOLs, and therefore these NOLs could be a substantial asset to us. However, if we experience an “ownership change,” as defined in Section 382 of the Internal Revenue Code, our ability to use the NOLs may be substantially limited, and the timing of the usage of the NOLs could be substantially delayed, which could therefore significantly impair the value of that asset. A company experiences an “ownership change” for tax purposes if the percentage of stock owned by its 5% stockholders (as defined for tax purposes) increases by more than 50 percentage points over a rolling three-year period.

The Rights Agreement is intended to act as a deterrent to any person acquiring beneficial ownership of 4.9% or more of our outstanding common stock without the approval of our Board. Stockholders who beneficially own 4.9% or more of our outstanding common stock as of the close of business on January 7, 2011 will not trigger the Rights Agreement so long as they do not acquire beneficial ownership of additional shares of common stock representing one-quarter of one percent (0.25%) of our common stock at a time when they still beneficially own 4.9% or more of our outstanding common stock. Our Board may, in its sole discretion, also exempt any person from triggering the Rights Agreement.

The Rights. Our Board authorized the issuance of one Right per each outstanding share of our common stock payable to our stockholders of record as of the close of business on January 17, 2011. One Right will also be issued together with each share of our common stock issued after January 17, 2011 but before the Distribution Date (as defined below) and, in certain circumstances, after the Distribution Date. Subject to the terms, provisions and conditions of the Rights Agreement, if the Rights become exercisable, each Right would initially represent the right to purchase from us one ten-thousandth of a share of our Series A Junior Participating Preferred Stock, par value $.15 per share (the “Series A Preferred Stock”) for a purchase price of $20.00 (the “Purchase Price”). If issued, each fractional share of Series A Preferred Stock would give the stockholder approximately the same dividend, voting and liquidation rights as does one share of our common stock. However, prior to exercise, a Right does not give its holder any rights as a stockholder of the Company, including, without limitation, any dividend, voting or liquidation rights.

Initial Exercisability. The Rights will not be exercisable until the earlier of (i) ten business days after a public announcement that a person has become an “Acquiring Person” by acquiring beneficial ownership of 4.9% or more of our outstanding common stock (or, in the case of a person that had beneficial ownership of 4.9% or more of our outstanding common stock as of the close of business on January 7, 2011, by obtaining beneficial ownership of additional shares of common stock representing one-quarter of one percent (0.25%) of our common stock) and (ii) ten business days (or such later date as may be specified by the Board prior to such time as any person becomes an Acquiring Person) after the commencement of a tender or exchange offer by or on behalf of a person that, if completed, would result in such person becoming an Acquiring Person.

We refer to the date that the Rights become exercisable as the “Distribution Date.” Until the Distribution Date, our common stock certificates or the ownership statements issued with respect to uncertificated shares of common stock will evidence the Rights. Any transfer of shares of common stock prior to the Distribution Date will also constitute a transfer of the associated Rights. After the Distribution Date, separate rights certificates will be issued and the Rights may be transferred other than in connection with the transfer of the underlying shares of common stock unless and until our Board has determined to effect an exchange pursuant to the Rights Agreement (as described below).

Flip-In Event. In the event that a person becomes an Acquiring Person, each holder of a Right, other than Rights that are or, under certain circumstances, were beneficially owned by the Acquiring Person (which will thereupon become null and void), will thereafter have the right to receive upon exercise of a Right and payment of the Purchase Price, a number of shares of our common stock having a market value of two times the Purchase Price.

Redemption. At any time until a person becomes an “Acquiring Person”, the Board may redeem the Rights in whole, but not in part, at a price of $0.00001 per Right (the “Redemption Price”). The redemption of the Rights may be made effective at such time, on such basis and with such conditions as the Board in its sole discretion may establish. Immediately upon any redemption of the Rights, the right to exercise the Rights will terminate and the only right of the holders of Rights will be to receive the Redemption Price.

Exchange. At any time after a person becomes an Acquiring Person, the Board may exchange the Rights (other than Rights that have become null and void), in whole or in part, at an exchange ratio of one share of common stock, or a fractional share of Series A Preferred Stock (or of a share of a similar class or series of the Company’s preferred stock having similar rights, preferences and privileges) of equivalent value, per Right (subject to adjustment). Immediately upon an exchange of any Rights, the right to exercise such Rights will terminate and the only right of the holders of Rights will be to receive the number of shares of common stock (or fractional share of Series A Preferred Stock or of a share of a similar class or series of the Company’s preferred stock having similar rights, preferences and privileges) equal to the number of such Rights held by such holder multiplied by the exchange ratio. The Board shall not be empowered to effect such exchange at any time after an Acquiring Person becomes the beneficial owner of 50% or more of the Company’s outstanding common stock.

Expiration. The Rights and the Rights Agreement will expire on the earliest of (i) the Close of Business on the Final Expiration Date, (ii) the time at which the Rights are redeemed pursuant to the Rights Agreement, (iii) the time at which the Rights are exchanged in full pursuant to the Rights Agreement, (iv) the effective date of the repeal of Section 382 of the Internal Revenue Code, or any successor provision or replacement provision, if the Board determines that the Rights Agreement is no longer necessary for the preservation of Tax Benefits or (v) the beginning of a taxable year of the Company for which the Board determines that the Company has or will have no Tax Benefits.

Anti-Dilution Provisions. Our Board may adjust the Purchase Price, the number of shares of Series A Preferred Stock or other securities or assets issuable and the number of outstanding Rights to prevent dilution that may occur as a result of certain events, including among others, a stock dividend, a stock split or a reclassification of the Series A Preferred Stock or our common stock. With certain exceptions, no adjustments to the Purchase Price will be required until cumulative adjustments amount to at least 1% of the Purchase Price.

Amendments. For so long as the Rights are redeemable, our Board may supplement or amend any provision of the Rights Agreement in any respect without the approval of the holders of the Rights. From and after the time the Rights are no longer redeemable, our Board may supplement or amend the Rights Agreement only to cure an ambiguity, to alter time period provisions, to correct inconsistent provisions, or to make any additional changes to the Rights Agreement which the Company may deem necessary or desirable, but only to the extent that those changes do not impair or adversely affect any Rights holder (other than an Acquiring Person or any Affiliate or Associate of an Acquiring Person or certain of their transferees) and do not result in the Rights again becoming redeemable or the Rights Agreement again becoming amendable other than in accordance with this sentence.

The foregoing description of the Rights Agreement does not purport to be complete and is qualified in its entirety by reference to the full text of the Rights Agreement, which is attached is attached to this Current Report on Form 8-K as Exhibit 4.1 and is incorporated herein by reference.

Item 3.03	Material Modification to Rights of Security Holders.

See the description set out under “Item 1.01 - Entry into a Material Definitive Agreement,” which is incorporated by reference into this Item 3.03.

Item 5.03	Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

In connection with the adoption of the Rights Agreement described in Item 1.01 above, the Board of Directors approved a Certificate of Designation, Preferences, and Rights of Series A Junior Participating Preferred Stock of Tenet Healthcare Corporation (the “Certificate of Designation”), a copy of which is attached to this Current Report on Form 8-K as Exhibit 3.1 and is incorporated herein by reference. The Certificate of Designation was filed with the Secretary of State of the State of Nevada and became effective on January 7, 2011.

On January 7, 2011, the Board approved the amendment and restatement of the Company’s Amended and Restated Bylaws (as amended and restated, the “Bylaws”), effective as of January 7, 2011. The principal change effected by the adoption of the amended Bylaws is to amend Section 2.2 of Article II of the Bylaws to remove the restriction that the annual meeting of stockholders must be held not later than 210 days following the Company’s fiscal year end and instead provide that the annual meeting of stockholders shall be held on the date and at the time as set by the Board.

The preceding description of the Bylaws and the amendment effected thereby does not purport to be a complete statement of the provisions thereof and is qualified in its entirety by reference to the Company’s Amended and Restated Bylaws, a copy of which is attached to this Current Report on Form 8-K as Exhibit 3.2 and is incorporated herein by reference.

Item 8.01	Other Events.

On January 7, 2011, the Company announced the declaration of the dividend of Rights and the date of the 2011 annual meeting of shareholders and issued a press release relating to such events, a copy of which is attached to this Current Report on Form 8-K as Exhibit 99.1 and is incorporated herein by reference.

Item 9.01	Financial Statements and Exhibits.

(d)	Exhibits

Exhibit No.	Description

3.1	Certificate of Designation, Preferences, and Rights of Series A Junior Participating Preferred Stock of Tenet Healthcare Corporation (filed herewith).

3.2	Amended and Restated Bylaws of Tenet Healthcare Corporation (filed herewith).

4.1	Section 382 Rights Agreement, dated as of January 7, 2011, between Tenet Healthcare Corporation and The Bank of New York Mellon, as Rights Agent, which includes as Exhibit B the Form of Rights Certificate (filed herewith).

99.1	Press Release dated January 7, 2011 (filed herewith).

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: January 7, 2011

TENET HEALTHCARE CORPORATION

By:	/s/ Gary K. Ruff
Name:	Gary K. Ruff
Title:	Senior Vice President, General Counsel and Secretary

EXHIBIT INDEX

Exhibit No.	Description

3.1	Certificate of Designation, Preferences, and Rights of Series A Junior Participating Preferred Stock of Tenet Healthcare Corporation (filed herewith).

3.2	Amended and Restated Bylaws of Tenet Healthcare Corporation (filed herewith).

4.1	Section 382 Rights Agreement, dated as of January 7, 2011, between Tenet Healthcare Corporation and The Bank of New York Mellon, as Rights Agent, which includes as Exhibit B the Form of Rights Certificate (filed herewith).

99.1	Press Release dated January 7, 2011 (filed herewith).